Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended September 30, 2015 Financial Results; Board Declares Quarterly Dividend of $0.39 Per Share for the Fourth Fiscal Quarter of 2015

NEW YORK – (BUSINESS WIRE) – November 3, 2015 – TPG Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $25.8 million, or $0.48 per share, including a one-time charge of $0.06 per share related to the acceleration of deferred financing costs associated with the termination of the Company’s SPV Asset Facility, for the quarter ended September 30, 2015. Third quarter net investment income per share adjusted for this one-time charge was $0.54. Net income was $9.3 million, or $0.17 per share, for the quarter ended September 30, 2015. Net asset value per share was $15.62 at September 30, 2015 as compared to $15.84 at June 30, 2015. The Company’s Board of Directors declared a third quarter dividend of $0.39 per share, payable to stockholders of record as of September 30, 2015 that was paid on October 30, 2015.

The Company announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of December 31, 2015, payable on or about January 29, 2016.

FINANCIAL HIGHLIGHTS:

(amounts in thousands, except per share amounts)		(Unaudited)
		Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
Investments at Fair Value	$1,396,426	$1,397,560	$1,233,181
Total Assets	$1,429,009	$1,459,005	$1,280,043
Net Asset Value Per Share	$15.62	$15.84	$15.66

Investment Income	$46,774	$45,352	$38,404
Net Investment Income	$25,849	$25,020	$23,116
Net Income	$9,337	$34,105	$18,603

Net Investment Income Per Share	$0.48	$0.46	$0.43
Net Realized and Unrealized Gains (and Losses) Per Share	$(0.31)	$0.17	$(0.08)
Net Income Per Share	$0.17	$0.63	$0.35

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.5%	10.3%	10.5%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.5%	10.4%	10.6%

Percentage of Debt Investment Commitments at Floating Rates	95%	96%	98%

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8 a.m. Eastern Time on November 4, 2015. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (224) 357-2393

Conference ID: 51403934

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on November 4th through November 18th via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 51403934

Portfolio and Investment Activity

For the three months ended September 30, 2015, gross originations totaled $184.8 million. This compares to $112.3 million for the three months ended June 30, 2015 and $288.6 million for the three months ended September 30, 2014.

For the three months ended September 30, 2015, the Company made new investment commitments of $184.8 million, $160.9 million to six new portfolio companies and $23.9 million to five existing portfolio companies. For this period, the Company had $148.4 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $15.8 million aggregate principal amount.

For the three months ended September 30, 2014, the Company made new investment commitments of $248.6 million, $216.9 million to four new portfolio companies and $31.7 million to four existing portfolio companies. For this period, the Company had $109.6 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $114.4 million aggregate principal amount.

As of September 30, 2015 and June 30, 2015, the Company had investments in 44 and 40 portfolio companies, respectively, with an aggregate fair value of $1,396.4 million and $1,397.6 million, respectively.

As of September 30, 2015, the portfolio consisted of 87.0% first-lien debt investments, 8.8% second-lien debt investments, 1.9% mezzanine and unsecured debt investments, and 2.3% equity and other investments. As of June 30, 2015, the portfolio consisted of 90.5% first-lien debt investments, 7.5% second-lien debt investments, 1.1% mezzanine and unsecured debt investments, and 0.9% equity and other investments.

As of September 30, 2015, 94.9% of debt investments bore interest at floating rates, subject to interest rate floors. The Company’s credit facility also bears interest at floating rates.

As of September 30, 2015 and June 30, 2015, the weighted average total yield of debt and income producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.5% and 10.3%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.5% and 10.4%, respectively.

The weighted average total yield of new debt and income producing securities made to new portfolio companies during the quarter was 10.7% at amortized cost.

As of September 30, 2015, 100.0% of debt investments were meeting all payment requirements and 98.1% of debt investments were meeting all covenant requirements. No investments were on non-accrual status at September 30, 2015.

Results of Operations for the Three Months Ended September 30, 2015 compared to the Three Months Ended September 30, 2014

Investment Income

For the three months ended September 30, 2015 and 2014, investment income totaled $46.8 million and $38.4 million, respectively. The increase in investment income for the quarter was primarily driven by an increase in the average size of our investment portfolio, accelerated amortization of upfront fees from unscheduled paydowns, prepayment fees, and dividend income, slightly offset by lower syndication, amendment and agency fees, as compared to the same period in 2014.

Expenses

Net expenses totaled $20.5 million and $14.9 million for the three months ended September 30, 2015 and 2014, respectively. The increase in net expenses was due to higher interest expense related to an increase in the weighted average debt outstanding and the acceleration of deferred financing cost of $3.2 million related to the termination of the SPV Asset Facility during the quarter, higher general and administrative expenses associated with servicing a growing investment portfolio, partially offset by a decrease in the average interest rate on our debt outstanding and a decrease in net incentive fees.

Liquidity and Capital Resources

As of September 30, 2015, the Company had $3.8 million in cash and cash equivalents, total debt outstanding of $538.6 million, and $355.0 million of undrawn commitments on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.6% for the three months ended September 30, 2015, as compared to 2.7% for the three months ended September 30, 2014.

The Company is rated BBB- by Fitch Ratings and Standard and Poor’s. Both Fitch Ratings and Standard and Poor’s affirmed the Company’s BBB- rating and stable outlook during the first quarter of 2015.

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$43,986	$33,728	$120,040	$109,270
Dividend income	474	—	474	—
Other income	708	3,301	4,714	6,510

Total investment income from non-controlled, non-affiliated investments	45,168	37,029	125,228	115,780
Investment income from controlled, affiliated investments:
Interest from investments	1,532	1,312	4,442	1,681
Other income	74	63	186	81

Total investment income from controlled, affiliated investments	1,606	1,375	4,628	1,762

Total Investment Income	46,774	38,404	129,856	117,542

Expenses
Interest	7,963	3,812	16,910	11,096
Management fees	5,460	4,651	15,706	13,409
Incentive fees	3,045	4,161	15,182	14,495
Professional fees	2,366	1,029	4,857	3,376
Directors’ fees	101	90	288	249
Other general and administrative	1,634	1,170	4,061	2,982

Total expenses	20,569	14,913	57,004	45,607

Management and incentive fees waived	(104)	—	(104)	(2,465)

Net Expenses	20,465	14,913	56,900	43,142

Net Investment Income Before Income Taxes	26,309	23,491	72,956	74,400
Income taxes, including excise taxes	460	375	1,301	609

Net Investment Income	25,849	23,116	71,655	73,791
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(10,191)	(6,251)	(1,698)	(6,168)
Controlled, affiliated investments	(4,454)	(247)	(3,925)	(247)
Translation of assets and liabilities in foreign currencies	1,227	3,265	4,536	4,492
Interest rate swaps	1,879	(1,038)	672	(246)
Foreign currency forward contracts	—	17	—	1,261

Total net change in unrealized losses	(11,539)	(4,254)	(415)	(908)

Realized gains (losses):
Non-controlled, non-affiliated investments	(4,975)	10	(5,042)	127
Interest rate swaps	—	—	1,852	—
Foreign currency transactions	2	(269)	(140)	(1,765)

Total realized losses	(4,973)	(259)	(3,330)	(1,638)

Total Unrealized and Realized Losses	(16,512)	(4,513)	(3,745)	(2,546)

Increase in Net Assets Resulting from Operations	$9,337	$18,603	$67,910	$71,245

Earnings per common share—basic and diluted	$0.17	$0.35	$1.26	$1.44

Weighted average shares of common stock outstanding—basic and diluted	54,017,302	53,493,026	53,969,423	49,427,943

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,332,433 and $1,225,672, respectively)	$1,326,937	$1,221,875
Controlled, affiliated investments (amortized cost of $79,358 and $47,580, respectively)	69,489	41,636

Total investments at fair value (amortized cost of $1,411,791 and $1,273,252, respectively)	1,396,426	1,263,511
Cash and cash equivalents	3,788	2,413
Interest receivable	9,185	6,137
Receivable for interest rate swaps	1,692	1,020
Prepaid expenses and other assets	17,918	30,650

Total Assets	$1,429,009	$1,303,731

Liabilities
Debt	$538,619	$395,864
Management fees payable to affiliate	5,439	4,887
Incentive fees payable to affiliate	4,959	5,955
Dividends payable	21,070	20,981
Payable for investments purchased	6,737	29,017
Payables to affiliate	1,762	2,918
Other liabilities	6,451	8,704

Total Liabilities	585,037	468,326

Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 54,028,546 and 53,798,357 shares issued, respectively; and 54,025,547 and 53,797,358 shares outstanding, respectively	540	538
Additional paid-in capital	811,581	808,053
Treasury stock at cost; 2,999 and 999 shares held, respectively	(30)	(1)
Undistributed net investment income	15,555	6,555
Net unrealized gains (losses)	(226)	188
Undistributed net realized gains	16,552	20,072

Total Net Assets	843,972	835,405

Total Liabilities and Net Assets	$1,429,009	$1,303,731

Net Asset Value Per Share	$15.62	$15.53

The Company’s investment activity for the three months ended September 30, 2015 and 2014 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2015	September 30, 2014
New investment commitments:
Gross originations	$184.8	$288.6
Less: Syndications/sell downs	—	40.0

Total new investment commitments	$184.8	$248.6
Principal amount of investments funded:
First-lien	$99.6	$198.8
Second-lien	30.7	25.2
Mezzanine and unsecured	15.1	—
Equity and other	18.8	—

Total	$164.2	$224.0
Principal amount of investments sold or repaid:
First-lien	$138.4	$97.6
Second-lien	10.0	12.0
Mezzanine and unsecured	—	—

Total	$148.4	$109.6

Number of new investment commitments in new portfolio companies	6	4
Average new investment commitment amount in new portfolio companies	$26.8	$54.2
Weighted average term for new investment commitments in new portfolio companies (in years)	5.1	4.1
Percentage of new debt investment commitments at floating rates	91.1%	98.7%
Percentage of new debt investment commitments at fixed rates	8.9%	1.3%
Weighted average interest rate of new investment commitments	9.6%	10.3%
Weighted average spread over LIBOR of new floating rate investment commitments	8.9%	9.3%
Weighted average interest rate on investments sold or paid down	9.8%	9.8%

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a SEC-registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

212-601-4753

212-430-4119

IRTSL@tpg.com

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

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